             BUILDING MATERIALS CORPORATION OF AMERICA                EXHIBIT 12
                      RATIO OF EARNINGS TO FIXED CHARGES
23-Dec-98                       (Unaudited)
01:24 AM                (Thousands, except ratio data)


                                                                                             Nine Months Ended
                                                         Year Ended December 31,            --------------------
                                          ------------------------------------------------  Sept. 28,  Sept. 27,
                                             1993      1994      1995     1996      1997      1997       1998
                                          --------  --------  --------  -------   --------  ---------  ---------
INCOME BEFORE INCOME TAXES                $ 32,982  $ 27,819  $ 16,549  $ 27,864  $ 42,771  $  38,172  $  14,739

ADD:
 INTEREST EXPENSE                            2,045    13,149    24,822    32,044    42,784     30,494     37,675
 INTEREST COMPONENT OF RENTAL EXPENSE        2,091     2,366     2,329     2,769     3,058      2,294      2,408
                                          ========  ========  ========  ========  ========  =========  =========
EARNINGS AVAILABLE FOR FIXED CHARGES      $ 37,118  $ 43,334  $ 43,700  $ 62,677  $ 88,613  $  70,960  $  54,822
                                          ========  ========  ========  ========  ========  =========  =========
FIXED CHARGES:

INTEREST EXPENSE                          $  2,045  $ 13,149  $ 24,822  $ 32,044  $ 42,784  $  30,494  $  37,675
ADD:
 CAPITALIZED INTEREST                          178       413       499       381       581        383      1,245
 INTEREST COMPONENT OF RENTAL EXPENSE        2,091     2,366     2,329     2,769     3,058      2,294      2,408
                                          ========  ========  ========  ========  ========  =========  =========
TOTAL FIXED CHARGES                       $  4,314  $ 15,928  $ 27,650  $ 35,194  $ 46,423  $  33,171  $  41,328
                                          ========  ========  ========  ========  ========  =========  =========

RATIO OF EARNINGS TO FIXED CHARGES            8.60      2.72      1.58      1.78      1.91       2.14       1.33
                                          ========  ========  ========  ========  ========  =========  =========




                                                            Pro Forma
                                              -------------------------------------
                                                               Nine         Nine
                                                 Year         Months       Months
                                                 1997          1997         1998
                                              ----------   ----------    ----------
INCOME BEFORE INCOME TAXES                    $   42,055   $   36,797    $   18,445

ADD:
 INTEREST EXPENSE                                 48,568       36,155        36,063
 INTEREST COMPONENT OF RENTAL EXPENSE              3,058        2,294         2,408
                                               =========    =========     =========
EARNINGS AVAILABLE FOR FIXED CHARGES          $   93,681   $   75,246    $   56,916
                                               =========    =========     =========
FIXED CHARGES:

INTEREST EXPENSE                              $   48,568   $   36,155    $   36,063
ADD:
 CAPITALIZED INTEREST                                581          383         1,245
 INTEREST COMPONENT OF RENTAL EXPENSE              3,058        2,294         2,408
                                               =========    =========     =========
TOTAL FIXED CHARGES                           $   52,207   $   38,832    $   39,716
                                               =========    =========     =========

RATIO OF EARNINGS TO FIXED CHARGES                  1.79         1.94          1.43
                                               =========    =========     =========